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                                                                    EXHIBIT 23.2



                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Piedmont Bancorp, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of Piedmont Bancorp, Inc. of our report dated July 18, 1997 relating to the consolidated balance sheets of Piedmont Bancorp, Inc. as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended June 30, 1997, which report was incorporated by reference in the June 30, 1997 Form 10-K of Piedmont Bancorp, Inc.



                                    /s/ KPMG Peat Marwick LLP



Raleigh, North Carolina
December 19, 1997